Exhibit 99.1

KPMG
	KPMG LLP Suite 1501 Two Central Park Plaza Omaha, NE 68102 Suite 1600 233 South 13th Street Lincoln, NE 68508-2041	Telephone 402 348 1450 Fax 402 348 0152 Internet www.us.kpmg.com Telephone 402 476 1216 Fax 402 476 1944

April 23, 2010

Private & confidential
Mr. Charles Hoskins
Audit Committee Chairman
TierOne Corporation
1235 N Street
Lincoln, Nebraska 68508

Dear Mr. Hoskins:

This is to confirm that the client-auditor relationship between TierOne Corporation (Commission File Number 000-50015) and KPMG LLP has ceased.

Very truly yours,

/s/ KPMG LLP

Cc:	James Laphen, Acting Chief Executive Officer
Chief Accountant, Securities and Exchange Commission
Office of Thrift Supervision
Federal Deposit Insurance Corporation

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.